Exhibit 99.1

MAKO Surgical Corp. Reports Operating Results for the Fourth Quarter and Full Year 2011

Fourth Quarter and Full Year 2011 Highlights

Fourth quarter revenue totaled $32.9 million, a 122% increase over the same period in 2010

Full year 2011 revenue totaled $84.5 million, a 91% increase over 2010

Eighteen RIO® systems sold in the fourth quarter, increasing worldwide commercial installed base to 113 RIO systems and domestic commercial installed base to 111 RIO systems

A total of 48 RIO systems sold worldwide in 2011, a 45% increase over 2010

2,258 MAKOplasty® procedures performed in the fourth quarter, a 97% increase over the same period in 2010

6,932 MAKOplasty procedures performed in 2011, a 99% increase over the same period in 2010

37 MAKOplasty Total Hip Arthroplasty (THA) applications sold in the fourth quarter

Total of 49 MAKOplasty THA applications sold in 2011, resulting in 44% of domestic commercial installed base having the MAKOplasty THA application at year end

FORT LAUDERDALE, FL – (GLOBENEWSWIRE) — March 6, 2012 —MAKO Surgical Corp. (NASDAQ:MAKO), a medical device company that markets its RIO® Robotic Arm Interactive Orthopedic surgical platform, MAKOplasty® joint specific applications, and proprietary RESTORIS® implants that together enable orthopedic surgeons to consistently, reproducibly and precisely treat patient specific osteoarthritic disease, today announced its operating results for the quarter and year ended December 31, 2011.

Recent Business Developments

RIO Systems – Eighteen RIO systems were sold during the fourth quarter, of which sixteen were sold to domestic customers and two were sold to two new international distributors, which will be used by the distributors to demonstrate MAKOplasty to build interest in their respective markets. A total of 48 new RIO systems were sold worldwide in 2011, bringing MAKO’s worldwide commercial installed base of RIO systems to 113 systems and domestic commercial installed base to 111 RIO systems as of December 31, 2011.

MAKOplasty Procedure Volume – During the fourth quarter, 2,258 MAKOplasty procedures were performed, of which 2,167 were performed at domestic sites and 117 were Total Hip Arthroplasty (THA) procedures. The 2,258 MAKOplasty procedures performed represent a 25% increase over the procedures performed in the third quarter of 2011 and a 97% increase over the procedures performed in the fourth quarter of 2010. The average monthly utilization per system was 7.2 procedures during the fourth quarter of 2011, an increase from 6.5 procedures per system per month in the third quarter of 2011 and 6.7 procedures per system per month in the fourth quarter of 2010. A total of 6,932 MAKOplasty procedures were performed in 2011, representing a 99% increase over the total procedures performed in 2010. Through December 31, 2011, a total of 12,801 procedures had been performed since the first procedure in June 2006.

MAKOplasty Total Hip Arthroplasty Applications – In the fourth quarter, 37 MAKOplasty THA applications were sold, of which nine were installed with RIO systems sold during the fourth quarter. A total of 49 MAKOplasty THA applications were sold in 2011, and as of December 31, 2011, 44% of MAKO’s domestic commercial installed base of RIO systems has purchased and received the MAKOplasty THA application.

Clinical Research and Marketing – Efforts to build a strong base of clinical evidence for MAKOplasty continue, with over 70 clinical studies currently in process. During the fourth quarter, two peer-reviewed papers were published demonstrating the accuracy of implant placement and summarizing robotic systems in orthopedic surgery.

“We are pleased with our strong operating results for the fourth quarter and the full year 2011, particularly our 91% growth in revenue from the prior year. In addition, we believe the increased level of RIO system sales, initial interest in our hip application, increased MAKOplasty procedure volume and utilization trends point to the clinical value of our technology” said Maurice R. Ferre, M.D., President and Chief Executive Officer of MAKO. “We anticipate that our positive results in 2011 will carry forward into 2012 as we continue to drive the adoption of MAKOplasty.”

2011 Fourth Quarter Financial Review

Revenue was $32.9 million in the fourth quarter of 2011 compared to $14.8 million in the fourth quarter of 2010, representing a 122% increase. Revenue in the fourth quarter of 2011 primarily consisted of $11.4 million in revenue from the sale of implants and disposables used in the 2,258 MAKOplasty procedures performed in the quarter, $19.8 million in revenue from the sale of eighteen RIO systems and thirty-seven MAKOplasty THA applications and $1.7 million in revenue from service.

Gross profit for the fourth quarter of 2011 was $22.4 million compared to a gross profit of $8.8 million in the same period in 2010. Gross margin for the fourth quarter of 2011 was 68%, consisting of a 75% margin on procedure revenue, a 64% margin on RIO system revenue and a 72% margin on service revenue.

Operating expenses were $28.0 million in the fourth quarter of 2011 compared to $18.7 million in the fourth quarter of 2010. The increase in operating expenses was primarily attributable to the following: an increase in sales and marketing activities for the continued expansion of the direct sales force and commercialization of the RIO system and RESTORIS implant systems; an increase in research and development activities associated with continuous improvement of the RIO system and MAKOplasty applications and the development of potential future products, including the recently launched MAKOplasty THA application and associated implant systems; and an increase in general and administrative costs as MAKO continued to build infrastructure to support growth.

Net loss for the three months ended December 31, 2011 was $5.6 million, or $(0.14) per basic and diluted share, based on average basic and diluted shares outstanding of 41.3 million. This compares to a net loss for the same period in 2010 of $9.8 million, or $(0.26) per basic and diluted share, based on average basic and diluted shares outstanding of 37.3 million.

Cash, cash equivalents and investments were $58.7 million as of December 31, 2011 compared to $96.8 million as of December 31, 2010.

2011 Full Year Financial Review

For the year ended December 31, 2011, revenue was $84.5 million, primarily generated from the sale of 48 RIO systems, 49 MAKOplasty THA applications, the sale of implants and disposables used in the 6,932 MAKOplasty procedures performed and warranty and maintenance services provided, compared to $44.3 million for the year ended December 31, 2010.

The net loss for the year ended December 31, 2011 was $36.1 million, or $(0.89) per basic and diluted share, based on average basic and diluted shares outstanding of 40.8 million. This compares to a net loss for the year ended December 31, 2010 of $38.7 million, or $(1.13) per basic and diluted share, based on average basic and diluted shares outstanding of 34.3 million.

Conference Call

MAKO will host a conference call today at 4:30 pm ET to discuss its fourth quarter and full year 2011 results. To listen to the conference call, please dial 877-843-0414 for domestic callers and 914-495-8580 for international callers approximately ten minutes prior to the start time. The participant code is 16435167. To access the live audio broadcast or the subsequent archived recording, visit the Investor Relations section of MAKO’s website at www.makosurgical.com.

About MAKO Surgical Corp.

MAKO Surgical Corp. is a medical device company that markets its RIO® Robotic-Arm Interactive Orthopedic system, joint specific applications for the knee and hip, and proprietary RESTORIS® implants for orthopedic procedures called MAKOplasty®. The RIO is a surgeon-interactive tactile surgical platform that incorporates a robotic arm and patient-specific visualization technology, which enables precise, consistently reproducible bone resection for the accurate insertion and alignment of MAKO’s RESTORIS implants. The MAKOplasty solution incorporates technologies enabled by an intellectual property portfolio including more than 300 U.S. and foreign, owned and licensed, patents and patent applications. Additional information can be found at www.makosurgical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. MAKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements, many of which are beyond MAKO’s ability to control or predict. Such factors, among others, may have a material adverse effect on MAKO’s business, financial condition and results of operations and may include the potentially significant impact of a continued economic downturn or delayed economic recovery on the ability of MAKO’s customers to secure adequate funding, including access to credit, for the purchase of MAKO’s products or cause MAKO’s customers to delay a purchasing decision, changes in competitive conditions and prices in MAKO’s markets, unanticipated issues relating to intended product launches, decreases in sales of MAKO’s principal product lines, decreases in utilization of MAKO’s principal product line or in procedure volume, increases in expenditures related to increased or changing governmental regulation or taxation of MAKO’s business, both nationally and internationally, unanticipated issues in complying with domestic or foreign regulatory requirements related to MAKO’s current products, including Medical Device Reporting requirements and other required reporting to the United States Food and Drug Administration, or securing regulatory clearance or approvals for new products or upgrades or changes to MAKO’s current products, the impact of the recently enacted United States healthcare reform legislation on hospital spending, reimbursement, and the taxing of medical device companies, the potential impact of the informal Securities and Exchange Commission inquiry and the findings of that inquiry, loss of key management and other personnel or inability to attract such management and other personnel and unanticipated intellectual property expenditures required to develop, market, and defend MAKO’s products. These and other risks are described in greater detail under Item 1A, “Risk Factors,” in MAKO’s periodic filings with the Securities and Exchange Commission, including MAKO’s annual report on Form 10-K for the year ended December 31, 2010 filed on March 10, 2011 and quarterly report on Form 10-Q for the quarter ended September 30, 2011 filed on November 9, 2011. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. MAKO does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

“MAKOplasty®,” “RESTORIS®,” “RIO®,” as well as the “MAKO” logo, whether standing alone or in connection with the words “MAKO Surgical Corp.” are trademarks of MAKO Surgical Corp.

Condensed Statements of Operations (unaudited) (in thousands, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue:
Procedures	$11,387	$5,683	$34,638	$17,620
Systems – RIO	19,774	8,287	43,927	24,928
Service	1,727	812	5,942	1,748
Total revenue	32,888	14,782	84,507	44,296
Cost of revenue:
Procedures	2,795	1,860	8,793	5,960
Systems – RIO	7,196	3,731	16,695	11,171
Service	484	356	1,395	1,042
Total cost of revenue	10,475	5,947	26,883	18,173
Gross profit	22,413	8,835	57,624	26,123
Operating costs and expenses:
Selling, general and administrative	20,545	13,858	69,024	47,041
Research and development	6,329	3,973	20,592	14,975
Depreciation and amortization	1,162	877	4,291	3,043
Total operating costs and expenses	28,036	18,708	93,907	65,059
Loss from operations	(5,623)	(9,873)	(36,283)	(38,936)
Other income, net	84	61	245	317
Loss before income taxes	(5,539)	(9,812)	(36,038)	(38,619)
Income tax expense	45	5	105	68
Net loss	$(5,584)	$(9,817)	$(36,143)	$(38,687)
Net loss per share - Basic and diluted	$(0.14)	$(0.26)	$(0.89)	$(1.13)
Weighted average common shares outstanding - Basic and diluted	41,297	37,281	40,752	34,349

Condensed Balance Sheets (unaudited) (in thousands)	December 31,	December 31,
	2011	2010
Current Assets:
Cash and cash equivalents	$13,438	$27,108
Short-term investments	36,354	46,401
Accounts receivable	20,783	11,560
Inventory	19,529	10,504
Deferred cost of revenue	160	―
Prepaid and other current assets	1,800	1,283
Total current assets	92,064	96,856
Long-term investments	8,902	23,283
Property and equipment, net	19,389	9,212
Intangible assets, net	7,284	7,530
Other assets	132	198
Total assets	$127,771	$137,079

Current Liabilities:
Accounts payable	$4,231	$1,518
Accrued compensation and employee benefits	7,579	5,546
Other accrued liabilities	10,622	5,064
Deferred revenue	4,826	3,071
Total current liabilities	27,258	15,199
Deferred revenue, non-current	75	109
Total liabilities	27,333	15,308
Stockholders’ equity:
Common stock	41	40
Additional paid-in capital	289,352	274,712
Accumulated deficit	(189,025)	(152,882)
Accumulated other comprehensive gain (loss)	70	(99)
Total stockholders’ equity	100,438	121,771
Total liabilities and stockholders’ equity	$127,771	$137,079

Condensed Statements of Cash Flows (unaudited) (in thousands)	Twelve Months Ended December 31,
	2011	2010
Operating activities:
Net loss	$(36,143)	$(38,687)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,352	2,445
Amortization of intangible assets	1,446	1,070
Stock-based compensation	9,901	6,371
Inventory write-down	256	1,701
Amortization of premium on investment securities	476	480
Loss on asset impairment	146	1,248
Provision for doubtful accounts	158	―
Issuance of restricted stock under development agreement	1,691	―
Changes in operating assets and liabilities:
Accounts receivable	(9,381)	(5,024)
Inventory	(11,619)	(6,087)
Deferred cost of revenue	(160)	―
Prepaid and other current assets	(517)	(751)
Other assets	66	(57)
Accounts payable	2,713	359
Accrued compensation and employee benefits	2,033	1,837
Other accrued liabilities	5,558	2,192
Deferred revenue	1,721	2,611
Net cash used in operating activities	(27,303)	(30,292)
Investing activities:
Purchase of investments	(33,131)	(65,828)
Proceeds from sales and maturities of investments	57,252	49,692
Acquisition of property and equipment	(12,337)	(2,628)
Acquisition of intangible assets	(1,200)	(1,312)
Net cash provided by (used in) investing activities	10,584	(20,076)
Financing activities:
Proceeds from issuance of common stock in equity financing	―	59,708
Equity financing costs	―	(425)
Proceeds from employee stock purchase plan	1,168	765
Exercise of common stock options and warrants for cash	2,932	611
Payment of payroll taxes relating to vesting of restricted stock	(1,051)	(342)
Net cash provided by financing activities	3,049	60,317
Net increase (decrease) in cash and cash equivalents	(13,670)	9,949
Cash and cash equivalents at beginning of year	27,108	17,159
Cash and cash equivalents at end of year	$13,438	$27,108

CONTACT:

Investors:

MAKO Surgical Corp.
954-628-1706
investorrelations@makosurgical.com

or

Westwicke Partners
Mark Klausner

443-213-0500
makosurgical@westwicke.com

Source: MAKO Surgical Corp.